                                                                    EXHIBIT 10.2


                          PCA SHELL LICENSE AGREEMENT


                          dated as of August 23, 2000


                                 by and between


                             LEVEL 8 SYSTEMS, INC.,


                                       and


               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


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                          PCA SHELL LICENSE AGREEMENT

                  This agreement ("Agreement"), dated as of August 23, 2000 ("Effective Date"), is by and between Merrill, Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation having an office at Merrill Lynch World Headquarters North Tower, World Financial Center, 250 Vesey Street, New York, New York 10281 ("Merrill Lynch"), and Level 8 Systems, Inc., a Delaware corporation having an office at 8000 Regency Parkway, Cary, North Carolina 27511 ("Level 8").

                                   WITNESSETH

                  WHEREAS, Merrill Lynch has developed and owns a software product comprising a Seamless Application Interface Manager ("PCA Shell");


                  WHEREAS, Level 8 desires to license from Merrill Lynch and Merrill Lynch desires to license to Level 8 upon the terms set out herein, the PCA Shell; and

                  WHEREAS, Merrill Lynch and Level 8 are entering into a Purchase Agreement of the same Effective Date as this Agreement relating to their overall relationship;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

                             ARTICLE 1 - DEFINITIONS

                  When used in this Agreement, the capitalized terms listed in this Article 1 shall have the following meanings:

         1.1 "Affiliates" means, with respect to Merrill Lynch, (i) each company that controls, is controlled by or is under common control with Merrill Lynch or any Affiliate of Merrill Lynch, (ii) each company that Merrill Lynch, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 30% or more of the equity having ordinary voting power either in the election of directors of such company or otherwise in the selection of the management of such company, or (iii) any trust or beneficiary of a trust of which Merrill Lynch is the sole trustee. For the purpose of this definition, "control" of a company shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.


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         1.2      "DOCUMENTATION" means logic diagrams, flow charts, working papers, installation, instruction and operating manuals, and other written materials relating to the PCA Shell and any component thereof, to the extent reasonably required by each party to enable that party to perform its obligations hereunder.

         1.3 "INTELLECTUAL PROPERTY" means any rights available with respect to the Technology under patent, copyright or trade secret law or any other statutory provision or common law doctrine.

         1.4 "PCA SHELL" means the so-called "PCA Shell" user interface/infrastructure software developed by Merrill Lynch which incorporates the inventions claimed in the Patent (as such term is hereafter defined in Section 2.3(b)).

         1.5 "SOFTWARE" means any computer software, including, but not limited to, source code, object code, screens, user interfaces, report formats, templates, menus, buttons and icons, and all user materials and manuals related thereto.

         1.6 "TECHNOLOGY" means, collectively, designs, formulas, processes, algorithms, methods, techniques, ideas, know-how, research, Software, programs, subroutines, tools, inventions, trade secrets, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, and other writings in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, or relate to the PCA Shell.

                       ARTICLE 2 - OWNERSHIP AND LICENSE

         2.1 DELIVERY. Promptly after the Effective Date, Merrill Lynch shall deliver to Level 8 the PCA Shell Software and Documentation.

         2.2      OWNERSHIP.

                  (a) Merrill Lynch shall own all right, title and interest in and to the Technology and Intellectual Property relating to the PCA Shell in the form delivered to Level 8, and any improvements, enhancements or modifications to the foregoing developed by Merrill Lynch. Merrill Lynch shall also own all right, title and interest in and to the Technology and Intellectual Property relating to the so-called "Distributed Computing Substrate" architecture currently under development by Merrill Lynch as described in that certain document referred to as the "Distributed Computing Substrate" ("Distributed Computing Substrate").

                  (b) Level 8 shall immediately and fully disclose to Merrill Lynch any and all Technology discovered or developed by it solely, or jointly with Merrill Lynch, and any modifications or enhancements made by Level 8 to the PCA Shell. Subject to Merrill


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Lynch's ownership rights set out in Section 2.2(a), Level 8 shall own all right, title and interest in and to the Technology and Intellectual Property relating to the PCA Shell discovered or developed by it solely, and any modifications or enhancements made by Level 8 to the PCA Shell. Subject to Merrill Lynch's ownership rights set out in Section 2.2(a), Merrill Lynch and Level 8 shall each own an undivided one-half interest in and to the Technology and Intellectual Property relating to the Technology discovered or developed jointly by Level 8 and Merrill Lynch, except that any patent rights relating to the Technology that are jointly developed by Merrill Lynch and Level 8 shall be solely owned by Merrill Lynch and Level 8 shall execute any assignments needed to give effect to such ownership by Merrill Lynch.

         2.3 MERRILL LYNCH LICENSES TO LEVEL 8. Merrill Lynch hereby grants to Level 8, and Level 8 hereby accepts, the following royalty-free, fully paid, nontransferable, worldwide, licenses, with the right to sublicense:

                  (a) a license to copy, display, use, modify and reproduce the PCA Shell, including any improvements, enhancements or modifications thereto developed during the term of this Agreement that Merrill Lynch, in its sole discretion, provides to Level 8, and to distribute the PCA Shell to the public pursuant to license agreements containing terms which are adequate to protect the rights of Merrill Lynch in the PCA Shell; and

                  (b) a license to make, use, sell and offer to sell products incorporating inventions claimed in U.S. Patent No. 5,878,258, entitled "Seamless Application Interface Manager" (the "Patent"); and

                  (c) a nonexclusive license to copy, display, use, modify and reproduce the Distributed Computing Substrate, including any improvements, enhancements or modifications thereto developed during the term of this Agreement that Merrill Lynch, in its sole discretion, provides to Level 8, and to distribute the Distributed Computing Substrate to the public pursuant to license agreements containing terms which are adequate to protect the rights of Merrill Lynch in the Distributed Computing Substrate.

         2.4 LEVEL 8 LICENSE TO MERRILL LYNCH. Level 8 hereby grants to Merrill Lynch, and Merrill Lynch hereby accepts, a royalty-free, perpetual, worldwide license to copy, display, use, modify and reproduce any Technology developed by Level 8 and any modifications or enhancements made by Level 8 to the PCA Shell, including any improvements, enhancements or modifications thereto developed during or after the term of this Agreement, for any and all business uses of Merrill Lynch and its Affiliates and subsidiaries.

         2.5 EXCLUSIVITY PERIOD. The foregoing licenses with respect to the PCA Shell, and the Patent granted by Merrill Lynch shall be exclusive, subject to Section 2.7, for two years from the Effective Date (the "Exclusivity Period"), after which such licenses shall be non-exclusive unless the average, split-adjusted closing price of the common stock of Level 8 over a period of 60 consecutive trading days during the Exclusivity Period is greater than or equal to $120 per share (the "Target Price").


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Notwithstanding the aforementioned provision, if during the Exclusivity Period
(i) the Target Price is not achieved for the requisite time period but (ii) the average closing price of the Dow Jones Industrial Average over a period of 60 consecutive trading days during the Exclusivity Period is less than 5,000, then the Exclusivity Period shall be extended for one additional year, for a maximum total Exclusivity Period of three years subject to further extensions as may be agreed upon in writing by the parties. If Level 8 common stock achieves the above mentioned Target Price, the PCA Shell and Patent licenses shall become exclusive in perpetuity. For avoidance of doubt, the lapse of exclusivity shall apply only to the PCA Shell as delivered pursuant to Section 2.1. Notwithstanding the foregoing, Merrill Lynch shall have the rights: (i) to continue development of the PCA Shell Software independently of Level 8's development efforts after the Effective Date; (ii) to copy, display, use, modify and reproduce the modifications and improvements that Merrill Lynch independently develops; and (iii) subject to the exclusivity with respect to the PCA Shell and the Patent granted pursuant to this Section 2.5, to distribute such modifications and improvements to the public.

         2.6 ENFORCEMENT DURING THE EXCLUSIVITY PERIOD. During the Exclusivity Period, Merrill Lynch shall have the initial right, but not the obligation, for a period of 60 days commencing upon the discovery of an alleged infringer of the Patent to enforce the Patent against the alleged infringer. The discovery of an alleged infringer of the Patent shall mean the receipt of a written legal opinion from counsel of Merrill Lynch's choice, in its sole discretion, that the Patent has been infringed. If Merrill Lynch decides, in its sole discretion, not to enforce the Patent against such alleged infringer, the right to enforce the patent against the alleged infringer shall be transferred to Level 8, except to the extent that the activities of the alleged infringer are on behalf of Merrill Lynch in support of its business activities relating to the PCA Shell.

         2.7 RESERVATION OF RIGHTS. Notwithstanding any provision to the contrary, Merrill Lynch hereby reserves the right (i) to copy, display, use, modify and reproduce the PCA Shell, and (ii) to make, have made and use products incorporating inventions claimed in the Patent, for its own business uses and the business uses of its Affiliates and subsidiaries.

         2.8 MARKING. Level 8 shall mark any product containing the PCA Shell or any inventions covered by the Patent with a notice containing reasonable text which shall be provided by Merrill Lynch.

                      ARTICLE 3 - PROPRIETARY INFORMATION

         3.1 DURATION. The provisions of this Article 3 shall survive the termination of this Agreement for a period of five years thereafter.

         3.2 APPLICATION OF MUTUAL NON-DISCLOSURE AGREEMENT. Except where expressly and specifically stated to the contrary in this Agreement or in the Master


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License Agreement between Merrill Lynch and Seer Technologies, Inc., predecessor in interest to Level 8, dated October 24, 1996, the terms and conditions set forth in paragraphs 1, 2, 3, 4 (first paragraph only), 5 and 7 of the Mutual Non-Disclosure Agreement dated July 1, 1999 between Merrill Lynch and Level 8 shall apply to any and all information disclosed pursuant to the terms of this Agreement.

                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

         4.1 REPRESENTATIONS AND WARRANTIES. Each party hereby represents, warrants and covenants to the other party that it has full corporate power and authority to enter into this Agreement, and the execution by it of this Agreement and the consummation by it of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions; the execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not conflict with or violate:
(i) its charter documents or by-laws; (ii) any contract or agreement to which it is a party, by which it or any of its affiliates is bound, or to which any of its assets are subject; or (iii) any applicable law or the order of any court or governmental authority. Merrill Lynch hereby represents and warrants that it has sufficient rights in the PCA Shell Software to grant the rights described herein and has not previously and will not grant any rights in the PCA Shell Software to any third party that are inconsistent with the rights granted to Level 8 herein. Merrill Lynch further represents and warrants that to its knowledge the PCA Shell Software does not infringe any patents, copyrights, trade secret rights, trademarks or other proprietary rights held by any third party.

         4.2 LIMITATIONS; DISCLAIMER OF WARRANTIES. EXCEPT AS SET FORTH IN THE MASTER LICENSE AGREEMENT, THE FOLLOWING LIMITATIONS AND DISCLAIMERS SHALL
APPLY:

(a) IN NO EVENT SHALL MERRILL LYNCH OR ITS AFFILIATES OR SUPPLIERS BE LIABLE FOR PROSPECTIVE PROFITS, OR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF (i) THE USE OR DISTRIBUTION OF ANY PCA SHELL SOFTWARE, THE DISTRIBUTED COMPUTING SUBSTRATE OR DOCUMENTATION PROVIDED BY MERRILL LYNCH, IN WHOLE OR IN PART, OR ANY EXECUTABLE SOFTWARE OR LEVEL 8 SOFTWARE, BY LEVEL 8 OR ANY THIRD PARTY,
         (ii) THE MANUFACTURING OF PRODUCTS BY LEVEL 8 WHICH INCLUDE THE PCA SHELL SOFTWARE AND/OR THE DISTRIBUTED COMPUTING SUBSTRATE, IN WHOLE OR IN PART, OR ANY OF THE INTELLECTUAL PROPERTY RIGHTS LICENSED UNDER THIS AGREEMENT, OR (iii) THE USE OF SUCH PRODUCTS BY LEVEL 8 OR ANY END USER, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE. IN NO EVENT SHALL MERRILL LYNCH'S LIABILITY


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         ARISING UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY
         LIABILITY FOR DIRECT DAMAGES, EXCEED THE FAIR MARKET VALUE ON THE EFFECTIVE DATE, OF THE SECURITIES RECEIVED BY MERRILL LYNCH PURSUANT TO SUCH PURCHASE AGREEMENT.

(b) NEITHER MERRILL LYNCH, NOR ANY AFFILIATE, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, SHALL BEAR ANY RISK, OR HAVE ANY RESPONSIBILITY OR LIABILITY, OF ANY KIND TO LEVEL 8 OR TO ANY THIRD PARTIES WITH RESPECT TO (i) THE QUALITY AND/OR PERFORMANCE OF ANY PORTION OF THE PCA SHELL SOFTWARE, THE DISTRIBUTED COMPUTING SUBSTRATE AND DOCUMENTATION, (ii) THE INTELLECTUAL PROPERTIES RIGHTS LICENSED BY MERRILL LYNCH HEREUNDER, OR (iii) ANY PRODUCTS INCORPORATING ANY OF THE FOREGOING, IN WHOLE OR IN PART, INCLUDING, WITHOUT LIMITATION, THE OPERATION OR PERFORMANCE OF ANY OF SUCH PRODUCTS.

(c) NEITHER DOES MERRILL LYNCH NOR ITS AFFILIATES AND SUPPLIERS MAKE, NOR DOES LEVEL 8 RECEIVE, ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED OR STATUTORY REGARDING THE PCA SHELL SOFTWARE, THE DISTRIBUTED COMPUTING SUBSTRATE AND/OR THE INTELLECTUAL PROPERTY RIGHTS LICENSED BY MERRILL LYNCH HEREUNDER EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MERRILL LYNCH AND ITS AFFILIATES AND SUPPLIERS EXPRESSLY DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND THEIR EQUIVALENTS UNDER THE LAWS OF ANY JURISDICTION, REGARDING THE PCA SHELL SOFTWARE, THE DISTRIBUTED COMPUTING SUBSTRATE AND DOCUMENTATION. ANY WARRANTY AGAINST INFRINGEMENT THAT MAY BE PROVIDED IN SECTION 2-312(3) OF THE UNIFORM COMMERCIAL CODE AND/OR IN ANY OTHER COMPARABLE STATE STATUTE IS EXPRESSLY DISCLAIMED.

                            ARTICLE 5 - TERMINATION

         5.1 TERMINATION BY EITHER PARTY. Either party may terminate this Agreement, effective immediately upon receipt of notice of termination by the other party, in the event that the other party defaults on the performance or observance of any of the material terms or material conditions of this Agreement (including without limitation, a breach of warranty or of an obligation with respect to the maintenance of


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confidentiality), which default is not remedied within thirty (30) days after written notice specifying the nature of the default is received.

                       ARTICLE 6 - EFFECTS OF TERMINATION

         6.1 LICENSES. Upon the termination of this Agreement, (i) all licenses granted by one party to the other (and permitted sublicenses granted to third parties) shall survive, but neither party shall have any further rights to grant sublicenses under the other party's Technology or Intellectual Property to third parties or to distribute the other party's Software to any third party, and (ii) notwithstanding any provision of this Agreement to the contrary, any exclusive licenses granted to Level 8 under this Agreement by Merrill Lynch shall immediately become non-exclusive.

         6.2 SURVIVAL PROVISIONS OF AGREEMENT. In the event of any termination of this Agreement, the provisions of Articles 2 (OWNERSHIP AND LICENSE), 3 (PROPRIETARY INFORMATION AND RIGHTS), 4 (REPRESENTATIONS AND WARRANTIES), 6 (EFFECTS OF TERMINATION), 8 (INDEMNIFICATION BY MERRILL LYNCH) AND 9 (DISPUTE RESOLUTION) shall survive and continue in effect as set forth therein and shall inure to the benefit of and be binding upon the parties and their legal representatives, heirs, successors, and permitted assigns.

                           ARTICLE 7 - FORCE MAJEURE

         7.1 LIMITATION ON LIABILITY. Neither party shall be liable to the other party for any failure or delay in performance under this Agreement, and such failure or delay shall not constitute a default under or breach of this Agreement, for any period and to the extent that the failure or delay is due in whole or in part to any cause beyond its reasonable control, including but not limited to, action or inaction of governmental, civil or military authority, changes in federal, state or local statutes, rules or regulations, delays in transportation, sources of supply, material shortages, third party labor difficulties, accidents, acts of God, fire, flood, war, riot, earthquake or any other force majeure.

                  ARTICLE 8 - INDEMNIFICATION BY MERRILL LYNCH

         8.1 INDEMNIFICATION BY MERRILL LYNCH. Subject to Section 8.3, Merrill Lynch (the "Indemnifying Party") shall indemnify Level 8 (the "Indemnified Party") and its affiliates against, and hold them harmless from, any and all claims, losses, deficiencies, damages, liabilities, costs, and expenses (including without limitation reasonable attorneys' fees and all related costs and expenses) ("Losses") incurred by the

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Indemnified Party as a result of any third party claim, judgment or adjudication against them arising from a breach by Merrill Lynch of its representations and warranties contained herein.

         8.2      LIMITATION. The indemnities in Sections 8.1 shall not apply:
(a) if the Indemnified Party fails to give the Indemnifying Party prompt notice of any claim it receives and such failure materially prejudices the Indemnifying Party, (b) if the Indemnified Party fails to provide reasonable information and cooperation to the Indemnifying Party in connection with the litigation or settlement of a third party claim; or (c) unless the Indemnifying Party is given the opportunity to approve any settlement, which approval shall not be unreasonably withheld; provided, however, that if the Indemnifying Party unreasonably withholds such approval, it shall, at the option of the Indemnified Party, be required to assume the defense of such claim at its own expense.

         8.3 LIMITATION ON DAMAGES. MERRILL LYNCH SHALL HAVE NO INDEMNIFICATION OBLIGATIONS RELATING TO THIS AGREEMENT OTHER THAN THOSE SET FORTH IN SECTION 8.1, AND IN NO EVENT SHALL MERRILL LYNCH BE LIABLE UNDER THIS AGREEMENT FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

                         ARTICLE 9 - DISPUTE RESOLUTION

         9.1 The parties shall attempt to resolve in good faith any claim, controversy or other dispute arising out of or relating to this Agreement. Any such dispute which cannot be resolved informally shall be submitted in writing to the Merrill Lynch Project Manger (as of the Effective Date, Elizabeth Lerner) and the Level 8 Project Manager (as of the Effective Date, Ted Venema), who shall attempt to resolve the dispute within seven calendar days of such submission. Neither party may take any other action to resolve the dispute during such seven calendar days.

                           ARTICLE 10 - MISCELLANEOUS

         10.1 NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:


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                  If to Level 8:

                  Level 8 Systems, Inc.
                  8000 Regency Parkway
                  Cary, North Carolina 27511
                  Attn:  Dennis McKinnie
                  Telecopy Number: (919) 380-5005

                  with a copy to:

                  Scott Smith
                  Powell Goldstein Frazer & Murphy
                  191 Peachtree Street, 16th Floor
                  Atlanta, Georgia 30303
                  Telecopy Number: (404) 572-6875

                  If to Merrill Lynch:

                  Merrill Lynch, Pierce, Fenner & Smith Incorporated
                  222 Broadway
                  17th Floor
                  New York, New York  10038
                  Attn: Patrick Romain
                  Telecopy Number: (212) 670-4517

                  with copies to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York  10153
                  Attn:  Howard Chatzinoff, Esq.
                         S. Wade Angus, Esq.
                  Telecopy Number: (212) 310-8007

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) business days after the same shall have been deposited with the United States mail.

         10.2 Binding Effect; Benefits. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement,


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express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

         10.3 Complete Agreement; Amendment. This Agreement constitutes the complete agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersedes any previous agreement or understanding between them relating thereto. No amendment or waiver of any provision of this Agreement nor consent to any departure by a party therefrom, shall in any event be effective unless the same shall be in writing and signed by a party hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action, of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

         10.4 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Level 8 without Merrill Lynch's prior written approval.

         10.5 Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         10.6 Written Approval. All approvals and/or consents required by a party to this Agreement must be requested by such party in writing to the other party, and all approvals or consents shall not be effective unless in writing.

         10.7 Severability. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Agreement shall not be in any way impaired.

         10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.


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         10.9     Publicity. Neither party shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the other party in advance.

         10.10 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of New York without regard to the principles thereof relating to conflict of laws. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in the federal or state courts located in the County of New York, State of New York. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 10.1 hereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

         10.11 No Partnership or Joint Venture. The relationship between Merrill Lynch and Level 8 is that of licensor and licensee. Level 8 is an independent contractor and is not the legal representative, agent, joint venturer, partner or employee of Merrill Lynch for any purpose whatsoever. Neither party has any right or authority to assume or create any obligations of any kind or to make any representation or warranty on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever.

         10.12 Construction. This Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either of the parties.


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IN WITNESS WHEREOF, Merrill Lynch and Level 8 have executed this Agreement as of the day and year first above written.


                                 LEVEL 8 SYSTEMS, INC.


                                 By: /s/ Dennis McKinnie
                                    ------------------------------------------
                                    Name:  Dennis McKinnie

                                    Title: Senior Vice President, Chief Legal
                                           and Administrative Officer and
                                           Corporate Secretary

                                 MERRILL LYNCH, PIERCE, FENNER & SMITH
                                 INCORPORATED


                                 By: /s/ E. Stanley O'Neal
                                    ------------------------------------------
                                    Name:  E. Stanley O'Neal

                                    Title: Executive Vice President


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